GGR REPORTS SUCCESSFUL TESTING OF OBJECT 3 AT KG#15 WELL
IN KG BLOCK BY GSPC AS OPERATOR

Calgary, Alberta, Canada, December 28, 2006 - GeoGlobal Resources Inc. (the "Company" or "GeoGlobal") (Amex: GGR) announced today that the Gujarat State Petroleum Corporation (“GSPC”), the Operator of the KG#15 well in the exploration block KG-OSN-2001/3 ("KG Block") successfully completed initial testing of Object 3. The test involved 33 meters of perforations across the interval depth from 4,651 to 4,705 meters measured depth at a stabilized flow rate in excess of 14 million standard cubic feet per day (“MMSCFD”) of gas and 300 barrels per day (“BBL/day”) of condensate, at a flowing wellhead pressure (“FWHP”) of 4,200 psi through a 28/64 inch choke size. It is anticipated by GSPC that the testing of this Object 3 will continue for the next 3 days before moving up-hole to test Object 4 in the KG#15 well.

Drilling of the KG#15 well commenced on July 17, 2006 from the KG#8 platform. The well was drilled directionally to 5,745 meters measured depth (5,669 meters total vertical depth (“TVD”)) to a location 750 meters SSE of the KG#8 platform location. A complete suite of modern logs were run and the testing program was designed based upon independent log analyses, as well as core samples, MDT’s (“Modular Formation Dynamics Tester”) and hydrocarbon shows while drilling.

GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries, is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India. Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India. Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari, Cambay and the Deccan Syneclise basin areas.

Cautionary Statement to Investors
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. Statements regarding the work commitments to be fulfilled, the surveys to be conducted, and the results of fulfilling those work commitments, the timing and outcome of drilling and testing of wells drilled on the exploration blocks and the timing of any commercial production that may be established are forward-looking statements. There can be no assurance as to the outcome of those surveys conducted, the exploratory drilling and the testing and evaluation that may be conducted or that has been conducted on the wells drilled or as to the quantity of recoverable reserves that may exist in the areas of any wells drilled or when, if ever, that the Company may realize revenues from those wells. The Company’s forward-looking statements include the estimated cost and timing of its exploration activities, including the estimated costs of fulfilling its work commitments and any exploratory drilling conducted as a consequence of the outcome of the surveys conducted, the extent of activities conducted and the outcome of those activities. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercial success of any of its wells and the wells the Company may drill involve risks and uncertainties. There can be no assurance as to the outcome of the exploratory well drilling and testing being conducted on the KG Block, or as to the outcome of further testing of wells or as to the success of drilling additional or appraisal wells. There can be no assurance that the entire exploration, development, drilling and testing program presently intended to be undertaken on the KG Block will be completed. These activities are dependent upon the availability of drilling rigs, other services equipment and operating personnel at reasonable prices. There can be no assurance as to their availability which would adversely affect the plans of the operator. The Company's actual results may differ materially from those projected in the forward-looking statements. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority and majority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are determined not to be commercially productive. There can be no assurance that the Company’s drilling program will be successful or that the entire program on any exploration block will be drilled. There can be no assurance that the Company’s estimates as to the time to fulfill work commitments and complete drilling operations will be accurate. The blocks are highly speculative exploration opportunities and pursuing the development of the exploration blocks involves material risks to the Company. The Company’s interests in its exploration blocks are participating interests and there can be no assurance that such funds as are required to meet the Company’s obligations under the production sharing contracts will be available to the Company in the amounts and when required. The Company’s failure to have such funds available at the times and in the amounts required could materially adversely affect the fulfillment of the Company’s business plans and its interest in those exploration blocks. The first phase of the exploration period relating to the production sharing contract for the KG Block has expired, as extended on August 29, 2005 through March 11, 2006, without the required minimum of at least fourteen wells being drilled during the first phase. On February 24, 2006, the management committee for the KG Block recommended a further extension the first phase of twelve months to March 11, 2007. As at December 28, 2006, approval of this extension from the Government of India is still outstanding. Unless this further extension is granted, the Company may be liable for consequences of non-fulfillment of the minimum work commitment in a given time frame under the PSC. The PSC has provisions for termination of the PSC on account of various reasons specified therein including material breach of the contract. Termination rights can be exercised after giving ninety days written notice. This failure to timely complete the minimum work commitment, though there is no precedence, may be deemed by the Government of India to be a failure to comply with the provisions of the contract in a material particular. The Company has been advised by the operator that it is unaware of any precedent for such an occurrence. The termination of the PSC by the Government of India would result in the loss of the Company’s interest in the KG Block other than areas determined to encompass "commercial discoveries". The PSC sets forth procedures whereby the operator can obtain the review of the management committee under the PSC as to whether a discovery on the exploration block should be declared a commercial discovery under the PSC. Those procedures have not been completed at present with respect to the discovery on the KG Block and, accordingly, as of December 28, 2006, no areas on the KG Block have been determined formally to encompass "commercial discoveries" as that term is defined under the PSC. Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions. The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest. Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:
Allan J. Kent, Executive VP and CFO
Carla Boland, Investor Relations and Corporate Affairs
phone: 403-777-9253 email: info@geoglobal.com
fax: 403-777-9199 website: www.geoglobal.com